Exhibit 99.1

SCIELE PHARMA SIGNS AGREEMENT WITH

ADDRENEX PHARMACEUTICALS TO MARKET CLONICEL®

CLONICEL® Developed for the Treatment of Hypertension and

Attention Deficit and Hyperactivity Disorder (ADHD)

ATLANTA (July 12, 2007) — Sciele Pharma, Inc. (NASDAQ:SCRX) today announced that it has signed an exclusive agreement with Addrenex Pharmaceuticals, Inc. to market, upon approval by the U.S. Food & Drug Administration (FDA), CLONICEL®, a patented, sustained-release formulation of clonidine hydrochloride for the treatment of hypertension and attention deficit and hyperactivity disorder in North America.  Sciele will also have the right of first refusal for other Addrenex products focused on pediatrics, women’s health, and cardiovascular/metabolic diseases. Under the terms of the agreement, Sciele has purchased a $6 million equity stake in Addrenex and will have the right to increase its equity stake in Addrenex by an additional 10%.  Sciele will also make regulatory milestone payments of up to $11 million and royalty payments to Addrenex on product sales.

Clonidine hydrochloride is an alpha-2 agonist approved for the treatment of hypertension. During the past year, approximately 11.7 million prescriptions were dispensed for clonidine hydrochloride tablets and approximately 1.8 million prescriptions were dispensed for clonidine patches, according to IMS Health’s National Prescription Audit Plus data.  CLONICEL® is a 12-hour, sustained-release formulation of clonidine hydrochloride, which currently is in pivotal clinical trials for hypertension. A 505(b)(2) NDA filing with the FDA is expected in the second half of 2007.  A Phase III clinical trial utilizing CLONICEL® for ADHD is expected to begin in the second half of 2007.

Patrick Fourteau, Chief Executive Officer of Sciele Pharma, said, “This agreement with Addrenex provides us with the opportunity to further expand both our cardiovascular and pediatric product lines.  We continue to execute on our strategy to diversify our product portfolio and expand our late-stage product pipeline through the licensing and acquisition of products.”

Moise Khayrallah, Ph.D., Chief Executive Officer of Addrenex, said, “We are very happy that a successful company such as Sciele sees the potential of our lead compound CLONICEL®.  We look forward to a rewarding partnership that will allow Addrenex to develop and commercialize this product as well as future compounds in our adrenergic regulation portfolio.”

About Sciele Pharma, Inc.
Sciele Pharma, Inc. is a pharmaceutical company specializing in sales, marketing and development of branded prescription products focused on Cardiovascular/Diabetes, Women’s Health and Pediatrics. The Company’s Cardiovascular/Diabetes products treat patients with high cholesterol, hypertension, high triglycerides, unstable angina and Type 2 diabetes; its Women’s Health products are designed to improve the health and well-being of women and mothers and their babies; and its Pediatrics products treat allergies, asthma, coughs and colds, and attention deficit and hyperactivity disorder (ADHD). Founded in 1992 and headquartered in Atlanta, Georgia, Sciele Pharma employs more than 900 people. The Company’s success is based on placing the needs of patients first, improving health and quality of life, and implementing its business platform — an Entrepreneurial Spirit, Innovation, Speed of Execution, Simplicity, and Teamwork.

About Addrenex Pharmaceuticals, Inc.
Addrenex Pharmaceuticals is a focused, specialty pharmaceutical company that develops and commercializes drugs to treat adrenergic dysregulation. Addrenex Pharmaceuticals is based in Morrisville, North Carolina, on the edge of Research Triangle Park.  The company was formed in 2006 by a practicing physician and a drug development expert with the mission to explore the impact that neurotransmitter regulation has on a variety of diseases and disorders. Addrenex identified adrenergic regulation as its initial research focus. Adrenergic dysregulation is implicated in medical conditions such as hypertension, ADHD, migraine, and post-menopausal symptoms. Addrenex will use the knowledge and experience gained from developing CLONICEL® as the foundation for additional discovery and development in the area of adrenergic regulation.

Safe Harbor Statement
This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ from those described. Although we believe that the expectations expressed in these statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

We may not attain expected revenues and earnings. If we are unsuccessful in obtaining or renewing third party payor contracts for our products, we may experience reductions in sales levels and may fail to reach anticipated sales levels. If demand for our products exceeds our initial expectations or the ability of our suppliers to provide demand-meeting quantities of product and samples, our future ability to sell these products could be adversely impacted. The potential growth rate for our promoted products may be limited by slower growth for the class of drugs to which our promoted products belong and unfavorable clinical studies about such class of drugs.

We may encounter problems in the manufacture or supply of our products, for which we depend entirely on third parties. Strong competition exists in the sale of our promoted products, which could adversely affect expected growth of our promoted products’ sales or increase our costs to sell our promoted products. We may not be able to protect our competitive position for our promoted products from patent infringers. If generic competitors that compete with any of our products are introduced, our revenues may be adversely affected.

Certain of our products have experienced manufacturing issues. If the issues recur and cannot be resolved, our ability to acquire product for sale and sampling will be adversely affected. We may incur unexpected costs in integrating new products into our operations.

We may be unable to develop or market line extensions for our products including Prenate, Sular, Triglide, Nitrolingual, Altoprev and Fortamet, or, even if developed, obtain patent protection for our line extensions; further, introductions by us of line extensions of our existing products may require that we make unexpected changes in our estimates for future product returns and reserves for obsolete inventory. If these risks occur, our financial results could be adversely affected.

If we have difficulties acquiring new products or rights to market new products from third parties, our financial results could be adversely impacted. Our licensor/supplier can terminate our rights to commercialize Nitrolingual and the 60 dose size of this product has not yet met our expectation.

We depend on a small senior management group, the departure of any member of which would likely adversely affect our business if a suitable replacement member could not be retained.

An adverse interpretation or ruling by one of the taxing jurisdictions in which we operate could adversely impact our operating results. An adverse judgment in the securities class action litigation in which we and certain current and former directors and executive officers are defendants could have a material adverse effect on our financial results and liquidity. Our business is subject to increasing government price controls and other healthcare cost containment measures. Side effects or marketing or manufacturing problems with our products could result in product liability claims which could be costly to defend and could result in the withdrawal or recall of products from the market which would adversely affect our business. We may be found noncompliant with applicable federal, state or international laws, rules or regulations which could result in fines and/or product recalls or otherwise cause us to expend significant resources to correct such non-compliance.

A small number of customers account for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in substantially reduced sales, substantially and adversely impacting our financial results. If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them.

We rely on operational data obtained from IMS, an industry accepted data source. IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels).

Our business and products are highly regulated; the regulatory status of some of our products makes these products subject to increased competition and other risks; and we run the risk that we, or third parties on whom we rely, could violate the governing regulations.

Some unforeseen difficulties may occur.

The above are some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included above. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.

Contact:  Sciele Pharma, Inc.

Joseph T. Schepers, 678-341-1401

ir@sciele.com